UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2021

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Clean Street Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tennant Company (the “Company”) held its 2021 Annual Meeting of Shareholders on April 28, 2021 (the “2021 Annual Meeting”) for purposes of electing four directors, ratifying the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December
31, 2021 and providing advisory approval of executive compensation. Results of shareholder voting on these matters were as follows:

	For	Against	Abstain	Broker Non-Vote
1. Each of the following three Class II directors was elected for a three-year term expiring in 2024 and one Class III director for a one-year term expiring in 2022:
Azita Arvani	16,683,661	163,101	26,696	762,294
Timothy R. Morse	16,715,555	131,096	26,807	762,294
Steven A. Sonnenberg	16,322,802	527,386	23,270	762,294
David W. Huml	16,690,891	155,733	26,834	762,294

	For	Against	Abstain	Broker Non-Vote
2. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified.	17,569,065	61,329	5,358	0

	For	Against	Abstain	Broker Non-Vote
3. Advisory approval of executive compensation was received.	16,488,142	347,987	37,329	762,294

There were 18,589,385 shares of common stock entitled to vote at the 2021 Annual Meeting and a total of 17,635,752 (94.87%) shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: May 3, 2021	By:	/s/ Kristin A. Stokes
Kristin A. Stokes
Senior Vice President, General Counsel and Secretary